UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 14, 2004

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, OH		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

Cleveland-Cliffs Inc published a News Release on September 14, 2004 as follows:

CLIFFS’ BOARD APPROVES RESTART OF IDLE PELLET CAPACITY

CLEVELAND, OH – September 14, 2004 - Cleveland-Cliffs Inc (NYSE:CLF) announced today that its Board of Directors has approved capital expenditures for major capacity expansion projects planned at its United Taconite Mine in Eveleth, Minnesota and Northshore Mine in Silver Bay, Minnesota.

Board approval has been given to proceed with the planned restart of the idled pellet furnace at United Taconite. The furnace would be brought on line in the fourth quarter of 2004 and would have an annual production capacity of approximately 1,000,000 tons of pellets. The cost of the expansion project is estimated at $23 million.

Cliffs’ Board also approved the Company’s planned restart of an idled furnace at its Northshore facility in Silver Bay, Minnesota. Restart of the furnace is planned for mid-2005, and it would have an annual production capacity of approximately 800,000 tons of pellets. Total capital cost of this project is roughly $29 million.

Cleveland-Cliffs Inc, headquartered in Cleveland, Ohio, is the largest producer of iron ore pellets in North America and sells the majority of its pellets to integrated steel companies in the United States and Canada. The Company operates six iron ore mines located in Michigan, Minnesota and Eastern Canada.

* * * * * * * * * * *

References in this news release to "Cliffs" and "Company" include subsidiaries and affiliates as appropriate in the context.

This news release contains predictive statements that are intended as "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties.

Actual results may differ materially from such statements for a variety of factors, such as: changes in laws and regulations negatively impacting the reactivation of the idle furnaces and the related increases in concentrate production; the failure to obtain required environmental permits in a timely manner; inability to generate sufficient concentrate to support the reactivated furnaces; increases in the cost and length of time required for the reactivation; lack of available transportation equipment for ore or pellets; decreases in the demand for steel and iron ore related products; and the impact of customer bankruptcies on our business. Reference is also made to other factors and risks that may cause such forward-looking statements to turn out differently, as set forth in the Company’s Annual Report for 2003 and reports on Forms 10-K and 10-Q and in previous news releases filed with the Securities and Exchange Commission, which are available publicly on Cliffs’ website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc (Registrant)

September 15, 2004	By:	Donald J. Gallagher

Name: Donald J. Gallagher
Title: Senior Vice President, CFO and Treasurer